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Exhibit 3.1(l)

ARTICLES OF AMENDMENT
OF
BEAZER-COHN REALTY CORP.

I.

        The name of the Corporation is:

BEAZER-COHN REALTY CORP.

II.

        The Articles of Incorporation of the Corporation are hereby amended to change the Corporation's name to:

BEAZER REALTY CORP.

III.

        The proposed Articles of Amendment was adopted by the written consent of the shareholders of the Corporation by Joint Corporate Action dated April 1, 1996.

        IN WITNESS WHEREOF, BEAZER-COHN REALTY CORP., caused these Articles of Amendment to be executed, its corporate seal to be affixed and the foregoing to be attested, all by its duly authorized officer on this 1st day of April, 1996.

BEAZER-COHN REALTY CORP.
By:	/s/ IAN J. MCCARTHY IAN J. McCARTHY, Its Chairman
[CORPORATE SEAL]

ATTEST:
BY:	/s/ JENNIFER P. JONES JENNIFER P. JONES, Secretary

ARTICLES OF AMENDMENT
OF
COHN COMMUNITIES/REALTY CORPORATION

I.

        The name of the Corporation is:

COHN COMMUNITIES/REALTY CORPORATION.

II.

        The Articles of Incorporation of the Corporation are hereby amended to change the Corporation's name to:

BEAZER-COHN REALTY CORP.

III.

        The proposed Articles of Amendment was adopted by the written consent of the shareholders of the Corporation by Joint Corporate Action dated December 14, 1990.

        IN WITNESS WHEREOF, COHN COMMUNITIES/REALTY CORPORATION, caused these Articles of Amendment to be executed, its corporate seal to be affixed and the foregoing to be attested, all by its duly authorized officer on this 14th day of December, 1990.

COHN COMMUNITIES / REALTY CORPORATION
BY:	/s/ HERBERT KOHN HERBERT KOHN, Its President
[CORPORATE SEAL]

ATTEST:
BY:	/s/ KATIE L. HOLMES KATIE L. HOLMES, Secretary
4632A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

COHN COMMUNITIES/REALTY CORPORATION

ONE

        The name of the corporation is COHN COMMUNITIES/REALTY CORPORATION.

TWO

        The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

THREE

        The corporation shall have perpetual duration.

FOUR

        The corporation is organized as a corporation for profit for any lawful purpose not specifically prohibited to corporations under the applicable laws of the State of Georgia, and is authorized in connection therewith to carry on any lawful business.

FIVE

        The corporation shall have authority to issue an aggregate of 5,000 shares of common stock. Such shares shall consist of common voting stock with a par value of $10.00 for each of such shares.

SIX

        Any shareholder shall have the preemptive right to acquire unissued shares of the corporation.

SEVEN

        Except for the amendments contained herein and the deletions allowed by Georgia law, these Amended and Restated Articles of Incorporation purport merely to restate and do not change the other provisions of the original Articles of Incorporation of the corporation.

EIGHT

        These Amended and Restated Articles of Incorporation were adopted by the unanimous written consent of the shareholders of the corporation on August 30, 1985.

NINE

        The registered agent of the corporation shall be T. J Upsall. The registered office of the corporation shall be 4290 Memorial Drive, Suite D, Decatur, Georgia 30032.

TEN

        These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation as heretofore amended.

        IN WITNESS WHEREOF, Cohn Communities/Realty Corporation, by its duly authorized officers, has executed these Amended and Restated Articles of Incorporation this 31st day of August, 1985.

COHN COMMUNITIES / REALTY CORPORATION
BY:	/s/ JERALD COHN President

ATTEST:
BY:	/s/ HERBERT KOHN Secretary
[CORPORATE SEAL]

ARTICLES OF AMENDMENT

I.

        The shareholders of "COMMUNITY SALES CORP.", a corporation organized and existing under the laws of the State of Georgia, did on December 21, 1983, adopt an amendment to the Articles of Incorporation of said corporation by striking paragraph I thereof in its entirety and substituting in lieu thereof the following:

"I.

        The name of the corporation is 'COHN COMMUNITIES/REALTY CORPORATION.' "

II.

        Said amendment was adopted by the vote of the holders of 500 shares, there being 500 shares outstanding entitled to vote thereon. The vote of the majority of shareholders entitled to vote is required to amend the Articles of Incorporation.

        IN WITNESS WHEREOF, COMMUNITY SALES CORP. has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers, on this 21st day of December, 1983.

COMMUNITY SALES CORP.
By:	/s/ JERALD COHN JERALD COHN, President
(Corporate Seal)

ATTEST:
/s/ HERBERT KOHN Herbert Kohn, Secretary

ARTICLES OF INCORPORATION

COMMUNITY SALES CORP.

1.

        The name of the corporation is COMMUNITY SALES CORP.

2.

        The corporation shall have perpetual duration.

3.

        The corporation is organized for the following purposes: to purchase, lease, exchange, hire, or otherwise acquire lands or any interest therein, whatsoever and wheresoever situated; to erect, construct, rebuild, enlarge, alter, improve, maintain, manage, and operate houses, buildings, or other works of any description on any lands owned or leased by the corporation, or upon any other lands; to sell, lease, sublet, mortgage, exchange, or otherwise dispose of any of the lands or any interest therein, or any houses, buildings, or other works owned by the corporation; to engage generally in the real estate business, as principal, agent, broker, or otherwise, and generally to buy, sell, lease, mortgage, exchange, manage, operate, and deal in lands or interests in lands, houses, buildings, or other works; and to purchase, acquire, hold, exchange, pledge, hypothecate, sell, deal in, and dispose of tax liens and transfers of tax liens on real estate and to do everything necessary, proper, advisable or convenient for the accomplishment of this purpose with all powers granted by the Georgia Business Corporation Code.

4.

        The corporation shall have authority to issue not more than 5,000 shares of common stock of $10.00 par value.

5.

        The corporation shall not commence business until it shall have received not less than One Thousand and No/100 Dollars ($1,000.00) in payment for the issuance of shares of stock.

6.

        The initial registered office of the corporation shall be at 4321 Memorial Drive, Suite L, Decatur, Georgia. The initial registered agent of the corporation shall be Jerald Cohn.

7.

        The initial Board of Directors shall consist of five (5) members who shall be:

    Jerald Cohn
    1070 Foxcroft Road, N.W.
    Atlanta, Georgia 30327

    Herbert Kohn
    5011 Hickory Oak Court
    Stone Mountain, Georgia 30083

    H. P. Jolly, Jr.
    2430 Riverglen Circle
    Chamblee, Georgia

    Ronald Lewis
    5299 North Peachtree Road
    Dunwoody, Georgia 30338

    Michael C. Ray
    6640 Kimberly Mill Lane
    College Park, Georgia 30337

8.

        The name and address of the incorporator is Jerald Cohn, 4321 Memorial Drive, Suite L, Decatur, Georgia.

9.

        The corporation may impose such restrictions and limitations upon the transferability of all stock as are not prohibited by law so long as the imposition of said restrictions is in conformity with such procedures as are required by law.

        IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation.

LEVINE, D'ALESSIO & COHN, P.A.
	By:	/s/ MORTON P. LEVINE Morton P. Levine, Attorney for Incorporator
1614 Fulton National Bank Building
Atlanta, Georgia 30303
521-1624

IN THE SUPERIOR COURT OF DEKALB COUNTY

STATE OF GEORGIA

        The petition of JERALD COHN, Petitioner, shows to the Court as follows:

1.

        The Articles of Incorporation of COMMUNITY SALES CORP., executed by the incorporator, are attached hereto.

2.

        The Certificate of the Secretary of State of Georgia that the name "COMMUNITY SALES CORP." is available is attached hereto.

        WHEREFORE, Petitioner prays that COMMUNITY SALES CORP. be incorporated.

LEVINE, D'ALESSIO & COHN, P.A.
	By:	/s/ MORTON P. LEVINE Morton P. Levine, Attorney for Petitioner
1614 Fulton National Bank Building
Atlanta, Georgia 30303
521-1624

ORDER

        The Articles of Incorporation of COMMUNITY SALES CORP., and the Certificate of the Secretary of State of Georgia that the name "COMMUNITY SALES CORP." is available, having been examined and found lawful,

        IT IS HEREBY ORDERED that COMMUNITY SALES CORP. be and it is hereby incorporated under the laws of the State of Georgia.

        This the 3rd day of April, 1974.

/s/ JUDGE, SUPERIOR COURT OF DEKALB COUNTY

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  Exhibit 3.1(l)
ARTICLES OF AMENDMENT OF BEAZER-COHN REALTY CORP.